First M&F Corp. Investor Information
CONTACT:	John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

October 20, 2010

FOR IMMEDIATE RELEASE

M&F clean-up, earnings continue for third consecutive quarter; Recognizes Gain on Exchange of Preferred Shares.

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported today a net profit for the quarter ended September 30, 2010 of $1.245 million.  Net income for the quarter allocated to common shareholders was $13.565 million including a gain on the exchange of preferred stock of $12.867 million, or $1.49 basic and diluted earnings per share.  Common net income excluding the gain on exchange was $.801 million, or $.08 basic and diluted earnings per share, compared to the second quarter of 2010 earnings of $.826 million, or $.09 basic and diluted earnings per share and a loss of $.580 million, or $(.06) basic and diluted earnings per share for the third quarter of 2009.

Hugh Potts, Jr., Chairman and CEO commented, “Trends and actual performance of the Company continue to improve.  There is substance and progress year-to-date, in the third quarter and certainly year over year.  The tepid economy makes a more accelerated recovery of our performance very challenging.  However, the improvement in pre-tax, pre-provision core earnings, stable and overall declining nonperforming assets and credit-related expense reductions all give evidence of performance improvement.”

The Company recently announced its certification as a Community Development Financial Institution.  Mr. Potts commented, “Our certification as a Community Development Financial Institution late in the quarter should accelerate our performance and enable us to better serve our markets, communities and shareholders.  The certification allowed us to exchange our 5% TARP preferred for 2% TARP preferred, significantly lowering the capital cost.”  The extinguishment of the Company’s original TARP preferred also resulted in a fair value gain, the effect of which is to reduce preferred stock carrying value and increase common earnings and retained earnings.

Net Interest Income

Reported net interest income was flat compared to the third quarter of 2009, with the net interest margin increasing to 3.60% on a tax equivalent basis in the third quarter of 2010 as compared to 3.40% in the third quarter of 2009. The significant contributors to the increase in net interest margin year over year was the improvement in spreads, primarily due to lower cost of funds followed by a trend downward in new nonaccrual loans. The net interest margin for the second quarter of 2010 was 3.40% as compared to 3.16% for the first quarter of 2010 and 3.28% for the fourth quarter of 2009.  Loan yields fell to 5.90% in the third quarter of 2010 from 6.07% in the third quarter of 2009. Loan yields decreased from the second quarter of 2010 to the third quarter as well as the Company strove to increase loan volumes in the face of tepid demand. Average loans were $1.052 billion for the third quarter of 2010 as compared to $1.045 billion for the second quarter of 2010 and $1.107 billion during the third quarter of 2009. Loans increased by $8.9 million in the third quarter of 2010 and fell by $4.3 million in the second quarter.

Deposit costs decreased in the third quarter of 2010 from the second quarter of 2010 and from the third quarter of 2009, in response to the continuing low rate environment.  Deposit costs were 1.60% in the third quarter of 2010 as compared to 2.03% in the third quarter of 2009. Deposits fell by $21.9 million during the third quarter of 2010 consistent with historic summertime runoff and have fallen $34.9 million since the third quarter of 2009. Management plans to continue to focus on core deposit growth for 2010 to encourage relationship-driven deposits as a stable source of funding.

Loans as a percentage of assets were 67.7% at September 30, 2010 as compared to 65.6% at September 30, 2009 and 63.64% at December 31, 2009. Loans fell by 4.74% since the third quarter of 2009 while deposits fell by 2.57%.

Non-interest Income

Non-interest income, excluding securities transactions and impairment of investments, for the third quarter of 2010 fell by 7.69% compared to the third quarter of 2009, with deposit-related income down 6.24%.  Insurance agency commissions were up by 1.37%.

A major part of non-interest income is from deposit sources. Although down overall, deposit revenues continue to be supported by debit card fee income, which was up 27.1% in the third quarter of 2010 compared to the third quarter of 2009, while overdraft fee income decreased by 15.97%.

Non-interest Expenses

Non-interest expenses were down by 7.28% in the third quarter of 2010 as compared to the third quarter of 2009 largely due to lower foreclosed property expenses and cost-savings initiatives put in place in late 2009 and early 2010, including the closure of seven branch locations.  As part of the expense initiatives, salaries and benefits expenses fell by 3.56% versus the year ago quarter.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the third quarter of 2010 were 0.19% as compared to 1.24% for the same period in 2009.  Net charge-offs totaled $.504 million for the quarter versus $3.433 million a year ago and $5.194 million in the second quarter of 2010.  Non-accrual and 90-day past due loans as a percent of total loans were 3.61% at the end of the third quarter of 2010 as compared to 6.81% at the end of the 2009 quarter. The allowance for loan losses as a percentage of loans was 1.92% at September 30, 2010 as compared to 2.97% at September 30, 2009. The provision for loan losses fell to $2.280 million in the third quarter of 2010 from $4.805 million in the third quarter of 2009 as the pace of loan impairments and past dues continue to trend downward.  Mr. Potts commented, “In a statistical and macro-economic sense the Great Recession of 2008-2009 may have ended.  The wreckage in financial and economic terms is far from over.  Recovery has been and will be much longer and more difficult to achieve in this economy.  The Company, however, shall not lose focus on asset quality and reduction of non-performing assets.”

Balance Sheet

Total assets at September 30, 2010 were $1.547 billion as compared to $1.663 billion at the end of 2009 and $1.676 billion at September 30, 2009. Total loans were $1.047 billion compared to $1.058 billion at the end of 2009 and $1.099 billion at September 30, 2009. Deposits were $1.322 billion compared to $1.388 billion at the end of 2009 and $1.357 billion at September 30, 2009. Total capital was $108.8 million or $10.18 in book value per common share at September 30, 2010.

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	September 30	December 31	September 30
	2010	2009	2009
Cash and due from banks	36,232	42,446	38,809
Interest bearing bank balances	32,904	84,810	57,934
Federal funds sold	25,000	70,000	50,000
Securities available for sale (cost of
$265,814, $280,470 and $296,828)	272,467	284,550	303,305
Loans held for sale	3,893	10,266	6,726

Loans	1,047,013	1,058,340	1,099,108
Allowance for loan losses	20,077	24,014	32,695
Net loans	1,026,936	1,034,326	1,066,413

Bank premises and equipment	41,143	42,919	43,574
Accrued interest receivable	6,617	7,598	8,280
Other real estate	38,631	23,578	28,114
Goodwill	0	0	16,772
Other intangible assets	5,119	5,439	5,546
Other assets	57,693	57,036	50,996
Total assets	1,546,635	1,662,968	1,676,469

Non-interest bearing deposits	220,556	228,579	196,999
Interest bearing deposits	1,101,323	1,159,684	1,159,818
Total deposits	1,321,879	1,388,263	1,356,817

Federal funds and repurchase agreements	25,685	8,642	12,164
Other borrowings	50,141	122,510	133,751
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	1,554	2,933	2,973
Other liabilities	7,691	5,062	6,086
Total liabilities	1,437,878	1,558,338	1,542,719

Preferred stock, 30,000 shares issued and outstanding	16,164	28,838	28,778
Common stock, 9,097,552, 9,069,346 and 9,069,346
shares issued & outstanding	45,488	45,347	45,347
Additional paid-in capital	31,893	31,926	31,922
Nonvested restricted stock awards	756	734	765
Retained earnings	12,050	(2,595)	25,242
Accumulated other comprehensive income	2,406	379	1,695
Total First M&F Corp equity	108,757	104,629	133,749
Noncontrolling interests in subsidiaries	-	1	1
Total equity	108,757	104,630	133,750
Total liabilities & equity	1,546,635	1,662,968	1,676,469

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009
Interest and fees on loans	15,532	16,798	46,607	50,147
Interest on loans held for sale	46	76	170	192
Taxable investments	1,863	2,507	5,940	7,318
Tax exempt investments	374	519	1,196	1,617
Federal funds sold	17	22	67	61
Interest bearing bank balances	23	4	109	12
Total interest income	17,855	19,926	54,089	59,347

Interest on deposits	4,471	5,758	14,632	18,249
Interest on fed funds and repurchase agreements	15	26	49	83
Interest on other borrowings	576	1,345	2,488	4,120
Interest on subordinated debt	499	499	1,487	1,488
Total interest expense	5,561	7,628	18,656	23,940

Net interest income	12,294	12,298	35,433	35,407
Provision for possible loan losses	2,280	4,805	6,940	33,840
Net interest income after loan loss	10,014	7,493	28,493	1,567

Service charges on deposits	2,629	2,804	7,675	8,138
Mortgage banking income	330	468	1,142	1,428
Agency commission income	1,112	1,097	2,945	3,025
Fiduciary and brokerage income	141	120	406	372
Other income	567	688	2,084	2,552
Other-than-temporary impairment on securities, net of
$11, $988, $13 and $1,206 recognized in other
comprehensive income	(56)	(237)	(422)	(412)
Gains on AFS securities	23	441	1,735	442
Total noninterest income	4,746	5,381	15,565	15,545

Salaries and employee benefits	6,853	7,106	20,571	21,566
Net occupancy expense	1,023	1,134	2,969	3,308
Equipment expenses	550	706	1,859	2,195
Software and processing expenses	408	465	1,227	1,458
FDIC insurance assessments	808	750	2,493	2,565
Foreclosed property expenses	166	508	1,041	2,790
Goodwill impairment	-	-	-	15,800
Intangible asset amortization and impairment	107	107	320	1,581
Other expenses	3,196	3,364	9,382	9,733
Total noninterest expense	13,111	14,140	39,862	60,996

Net income (loss) before taxes	1,649	(1,266)	4,196	(43,884)
Income tax expense (benefit)	407	(1,137)	828	(11,389)
Net income (loss)	1,242	(129)	3,368	(32,495)
Net income (loss) attributable to noncontrolling interests	(3)	7	(2)	(7)
Net income (loss) attributable to First M&F Corp	1,245	(136)	3,370	(32,488)

Earnings Per Common Share Calculations:
Net income (loss) attributable to First M&F Corp	1,245	(136)	3,370	(32,488)
Dividends and accretion on preferred stock	(441)	(435)	(1,317)	(1,028)
Gain on exchange of preferred stock (Note 1)	12,867	-	12,867	-
Net income (loss) applicable to common stock	13,671	(571)	14,920	(33,516)
Earnings (loss) attributable to participating securities	106	9	116	(349)
Net income (loss) allocated to common shareholders	13,565	(580)	14,804	(33,167)

Weighted average shares (basic)	9,087,769	9,069,346	9,075,554	9,066,049
Weighted average shares (diluted)	9,087,769	9,069,346	9,075,554	9,066,049
Basic earnings (loss) per share	$1.49	$(0.06)	$1.63	$(3.66)
Diluted earnings (loss) per share	$1.49	$(0.06)	$1.63	$(3.66)

First M&F Corporation
Financial Highlights
	YTD Ended	YTD Ended	YTD Ended	YTD Ended
	September 30	December 31	September 30	December 31
	2010	2009	2009	2008
Performance Ratios:
Return on assets (annualized)	0.28%	-3.63%	-2.66%	0.03%
Return on equity (annualized) (a)	4.23%	-42.97%	-30.77%	0.37%
Return on common equity (annualized) (a)	3.54%	-53.73%	-38.23%	0.37%
Efficiency ratio	76.86%	89.87%	84.38%	72.77%
Net interest margin (annualized, tax-equivalent)	3.38%	3.29%	3.30%	3.67%
Net charge-offs to average loans (annualized)	1.39%	4.50%	3.08%	0.75%
Nonaccrual loans to total loans	3.53%	4.17%	6.24%	1.74%
90 day accruing loans to total loans	0.08%	0.23%	0.57%	0.48%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	September 30	June 30	March 31	December 31
	2010	2010	2010	2009
Per Common Share (diluted):
Net income (loss) (including $12,867 gain)	1.49	0.09	0.05	(3.03)
Net income (loss) (excluding $12,867 gain)	0.08	0.09	0.05	(3.03)
Cash dividends paid	0.01	0.01	0.01	0.01
Book value	10.18	8.68	8.37	8.36
Closing stock price	3.38	3.86	3.15	2.21

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	130,596	130,657	123,476	120,415
Non-residential real estate	626,747	615,571	626,025	643,804
Residential real estate	196,299	196,547	195,862	195,361
Home equity loans	40,523	41,254	43,043	44,560
Consumer loans	45,124	44,998	44,788	44,586
Other loans	7,724	9,088	9,235	9,614
Total loans	1,047,013	1,038,115	1,042,429	1,058,340

Deposit Composition: (in thousands)
Noninterest-bearing deposits	220,556	227,825	217,683	228,579
NOW deposits	307,533	312,828	331,066	309,545
MMDA deposits	162,955	145,798	141,203	161,570
Savings deposits	117,175	114,426	113,367	112,764
Core certificates of deposit under $100,000	267,350	278,177	289,525	290,602
Core certificates of deposit $100,000 and over	228,543	245,182	262,335	266,131
Brokered certificates of deposit under $100,000	3,005	5,322	6,033	7,284
Brokered certificates of deposit $100,000 and over	14,762	14,253	12,786	11,788
Total deposits	1,321,879	1,343,811	1,373,998	1,388,263

Nonperforming Assets: (in thousands)
Nonaccrual loans	37,082	35,603	42,148	44,549
Other real estate	38,631	31,231	31,460	23,578
Investment securities	596	660	795	825
Total nonperforming assets	76,309	67,494	74,403	68,952
Accruing loans past due 90 days or more	858	1,307	2,092	2,479
Restructured loans (accruing)	18,518	15,374	6,759	4,620
Total nonaccrual loan to loans	3.53%	3.41%	4.01%	4.17%
Total nonperforming credit assets to loans and ORE	6.95%	6.22%	6.80%	6.24%
Total nonperforming assets to assets ratio	4.93%	4.30%	4.58%	4.15%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	18,301	21,115	24,014	32,695
Provision for loan loss	2,280	2,380	2,280	15,761
Charge-offs	(1,485)	(5,706)	(5,928)	(24,556)
Recoveries	981	512	749	114
Ending balance	20,077	18,301	21,115	24,014

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	September 30	June 30	March 31	December 31
	2010	2010	2010	2009
Condensed Income Statements: (in thousands)

Interest income	17,855	18,222	18,012	19,486
Interest expense	5,561	6,324	6,771	7,299
Net interest income	12,294	11,898	11,241	12,187
Provision for loan losses	2,280	2,380	2,280	15,761
Noninterest revenues	4,746	5,216	5,603	4,425
Noninterest expenses	13,111	13,342	13,409	34,876
Net income (loss) before taxes	1,649	1,392	1,155	(34,025)
Income tax expense (benefit)	407	120	301	(6,715)
Noncontrolling interest	(3)	0	1	1
Net income (loss)	1,245	1,272	853	(27,311)
Preferred dividends	(441)	(439)	(437)	(436)
Gain on exchange of preferred stock	12,867	-	-	-
Net income (loss) applicable to common stock	13,671	833	416	(27,747)
Earnings (loss) attributable to participating securities	106	7	3	(259)
Net income (loss) allocated to common shareholders	13,565	826	413	(27,488)

Tax-equivalent net interest income	12,563	12,180	11,554	12,537

Selected Average Balances: (in thousands)
Assets	1,553,415	1,598,285	1,638,761	1,676,504
Loans held for investment	1,046,242	1,038,148	1,056,177	1,093,694
Earning assets	1,384,289	1,438,166	1,481,335	1,518,371
Deposits	1,331,624	1,362,362	1,379,510	1,361,049
Equity	108,535	105,381	105,584	133,240
Common equity	79,547	76,582	76,715	104,471

Selected Ratios:
Return on average assets (annualized)	0.32%	0.32%	0.21%	-6.46%
Return on average equity (annualized) (a)	4.55%	4.84%	3.28%	-81.32%
Return on average common equity (annualized) (a)	4.01%	4.37%	2.20%	-105.37%
Average equity to average assets	6.99%	6.59%	6.44%	7.95%
Tangible equity to tangible assets (b)	6.72%	6.56%	6.15%	5.98%
Tangible common equity to tangible assets (b)	5.67%	4.70%	4.36%	4.24%
Net interest margin (annualized, tax-equivalent)	3.60%	3.40%	3.16%	3.28%
Efficiency ratio	75.75%	76.69%	78.16%	106.73%
Net charge-offs to average loans (annualized)	0.19%	2.01%	1.99%	8.87%
Nonaccrual loans to total loans	3.53%	3.41%	4.01%	4.17%
90 day accruing loans to total loans	0.08%	0.17%	0.20%	0.23%
Price to book (x)	0.33	0.44	0.38	0.26
Price to earnings (x)	10.56	10.72	15.75	N/A

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
3Q 2010	1,245	13,671	13,565	1.49
2Q 2010	1,272	833	826	0.09
1Q 2010	853	416	413	0.05
4Q 2009	(27,311)	(27,747)	(27,488)	(3.03)
3Q 2009	(136)	(571)	(580)	(0.06)
2Q 2009	(5,111)	(5,550)	(5,498)	(0.61)
1Q 2009	(27,241)	(27,395)	(27,089)	(2.99)
4Q 2008	(4,357)	(4,357)	(4,300)	(0.47)
3Q 2008	2,210	2,210	2,183	0.24
2Q 2008	(466)	(466)	(458)	(0.05)
1Q 2008	3,139	3,139	3,097	0.34

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to	Contribution
	Per FTE	Ttl. Revenues	Avg. Assets	Margin
	(thousands)	(percent)	(percent)	(percent) (c)
3Q 2010	34.9	27.42%	1.21%	60.41%
2Q 2010	35.1	29.98%	1.31%	60.37%
1Q 2010	34.4	32.66%	1.39%	60.22%
4Q 2009	32.8	26.09%	1.05%	60.22%
3Q 2009	34.4	29.81%	1.30%	60.64%
2Q 2009	31.2	29.92%	1.24%	56.11%
1Q 2009	32.3	29.81%	1.28%	58.85%
4Q 2008	32.8	26.90%	1.19%	62.36%
3Q 2008	34.4	29.16%	1.37%	61.78%
2Q 2008	33.4	28.13%	1.31%	61.00%
1Q 2008	33.7	29.03%	1.34%	59.68%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent) (d)
3Q 2010	3.35%	75.75%
2Q 2010	3.35%	76.69%
1Q 2010	3.32%	78.16%
4Q 2009	8.25%	106.73%
3Q 2009	3.41%	78.34%
2Q 2009	3.94%	95.10%
1Q 2009	7.65%	80.41%
4Q 2008	3.52%	79.29%
3Q 2008	3.29%	69.93%
2Q 2008	3.34%	71.85%
1Q 2008	3.25%	70.33%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD September 2010		QTD September 2009
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	29,023	0.31%	14,850	0.11%
Federal funds sold	28,522	0.24%	41,032	0.22%
Taxable investments (amortized cost)	235,439	3.14%	260,003	3.82%
Tax-exempt investments (amortized cost)	39,743	5.95%	54,940	5.97%
Loans held for sale	5,320	3.43%	7,235	4.13%
Loans held for investment	1,046,242	5.91%	1,100,109	6.08%
Total earning assets	1,384,289	5.19%	1,478,169	5.45%
Non-earning assets	169,126		168,541
Total average assets	1,553,415		1,646,710

NOW	312,167	1.04%	280,104	1.17%
MMDA	149,972	1.11%	155,665	1.18%
Savings	115,332	1.27%	112,684	1.41%
Certificates of Deposit	528,929	2.15%	576,388	2.80%
Short-term borrowings	17,583	0.33%	12,556	0.82%
Other borrowings	84,991	5.01%	165,722	4.41%
Total interest bearing liabilities	1,208,974	1.82%	1,303,119	2.32%
Non-interest bearing deposits	225,223		190,917
Non-interest bearing liabilities	10,683		17,309
Preferred equity	28,988		28,669
Common equity	79,547		106,696
Total average liabilities and equity	1,553,415		1,646,710
Net interest spread		3.37%		3.13%
Effect of non-interest bearing deposits		0.29%		0.30%
Effect of leverage		-0.06%		-0.03%
Net interest margin, tax-equivalent		3.60%		3.40%
Less tax equivalent adjustment:
Investments		0.06%		0.08%
Loans		0.02%		0.02%
Reported book net interest margin		3.52%		3.30%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	YTD September 2010		YTD September 2009
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	59,409	0.24%	13,457	0.12%
Federal funds sold	39,228	0.23%	36,589	0.23%
Taxable investments (amortized cost)	238,443	3.33%	233,965	4.18%
Tax-exempt investments (amortized cost)	42,635	5.98%	57,284	6.02%
Loans held for sale	7,707	2.95%	7,746	3.31%
Loans held for investment	1,046,819	5.97%	1,131,950	5.94%
Total earning assets	1,434,241	5.12%	1,480,991	5.46%
Non-earning assets	162,266		153,606
Total average assets	1,596,507		1,634,597

NOW	321,618	1.06%	274,984	1.32%
MMDA	146,859	1.11%	166,746	1.41%
Savings	113,870	1.29%	113,706	1.52%
Certificates of Deposit	555,037	2.35%	567,377	2.94%
Short-term borrowings	14,029	0.46%	10,587	1.05%
Other borrowings	109,245	4.86%	166,264	4.51%
Total interest bearing liabilities	1,260,658	1.98%	1,299,664	2.46%
Non-interest bearing deposits	220,272		185,319
Non-interest bearing liabilities	9,066		8,464
Preferred equity	28,929		23,919
Common equity	77,582		117,231
Total average liabilities and equity	1,596,507		1,634,597
Net interest spread		3.14%		3.00%
Effect of non-interest bearing deposits		0.29%		0.31%
Effect of leverage		-0.05%		-0.01%
Net interest margin, tax-equivalent		3.38%		3.30%
Less tax equivalent adjustment:
Investments		0.07%		0.09%
Loans		0.01%		0.01%
Reported book net interest margin		3.30%		3.20%

First M&F Corporation
Notes to Financial Schedules

(a) Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by
(Total First M&F Corp equity minus preferred stock)

(b) Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by
(Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(c) Contribution margin is calculated as: (Tax-equivalent net interest income plus noninterest revenues minus salaries and benefits) divided by (Tax-equivalent net interest income plus noninterest revenues)

(d) Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)

Note 1: On September 29, 2010 the Company issued 30,000 shares of Class B, Series CD, par value $1,000 preferred stock to the U.S. Treasury to acquire its 30,000 shares outstanding of Class B, Series A, par value $1,000 preferred stock. The
Series CD preferred stock issued has a dividend rate of 2.00%. The estimated fair value of the Series CD preferred stock as of September 29, 2010 was $16,159,000. The Series A preferred stock carried a dividend rate of 5.00% and had a book value of $29,026,000 as of September 29, 2010. The acquisition of the Series A shares in exchange for the Series CD shares resulted in a gain of $12,867,000 which was recorded as a credit to retained earnings.